Exhibit 4.57
Volume I
(Nine Volumes in Total)
Supplemental Agreement (I)
Zastron Wuxi Flexible Printed Circuit (FPC) Factory
Main Contract
Wuxi New District, China
July, 2008
Zastron Precision-Flex (Wuxi) Co., Ltd.
Employer
Parsons Brinckerhoff Engineering Technology (China) Co., Ltd. (Shanghai Branch)
Project Manager
The Eleventh Design & Research Institute of IT, Co., Ltd.
Local Designer
Levett & Bailey Charted Quantity Surveyors Ltd
Quantity Surveyor
Yixing Building Engineering & Installation Co., Ltd.
Main Contractor

Contents
Contents

Page
Volume I
Supplemental Agreement (I)		1-5

Appendix I:	Form of Tender	6

Volume II to V
Appendix II:	Correspondence delivered during negotiation tendering for Mechanical and Electrical Engineering (Details in Form of Tender)	Stapled separately
Volume VI to IX

Appendix III:	Tendering and Bidding Documents for Mechanical and Electrical Engineering	Stapled separately

Appendix IV:	Drawings Content	Stapled separately
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contract Project
Supplemental Agreement (I)
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i

Supplementary Agreement (I)
Zastron Wuxi Flexible Printed Circuit (FPC) Factory
Supplemental Agreement (I) of
Main Contract
The Supplemental Agreement is made and entered into
by and between
Zastron Precision-Flex (Wuxi) Co., Ltd. (hereinafter referred to as “Employer”) which registered office is located at Site A64-2, Meicun Industrial Zone, Wuxi New District, China.
and
Yixing Building Engineering & Installation Co., Ltd. (hereinafter referred to as “Main Contractor”) which registered office is located at Room 1802, Zhongyin Huilong Building, Suhua Road., Industrial Park, Suzhou.
Whereas,
(I)	The Supplemental Agreement is affixed to the Main Contract entered into by and between the Employer and the Main Contractor on 22nd January, 2008.
(II)	In respect of the Mechanical and Electrical Engineering of the Project which has been subject to tendering and bidding, the Main Contractor has provided a unit price list for supply of materials and a unit price list for installation (hereinafter referred to as “Bills of Quantities”) to the Employer.
(III)	The Employer now intends to assign the Main Contractor to implement and complete the Mechanical and Electrical Engineering (hereinafter referred to as “Supplemental Agreement Work”).
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contract Project
Supplemental Agreement (I)
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Supplementary Agreement (I)
Both parties hereof, upon mutual consultation, jointly consent to enter into the Supplemental Agreement under the terms and conditions set forth below as the Supplemental Agreement of Main Contract:
(1)	Total Price of Supplemental Agreement
The Employer shall pay RMB Eighty Million Six Hundred and Sixty Thousand Only (RMB80,660,000.00) (hereinafter referred to as “Total Price of Supplemental Agreement) to the Main Contractor, or the amount payable stipulated in the Supplemental Agreement as the consideration of the Main Contractor undertaking the Supplemental Agreement Work. The Total Price of Supplemental Agreement comprises the following:

RMB
Party A: Supply of materials	72,338,000.00
Party B: Mechanical and electrical installation	8, 322,000.00

Total Price of Supplemental Agreement	RMB80,660,000.00
The Total Price of Supplemental Agreement shall be an integral part of the Contract Price in the Main Contract. The Contract Price therein shall increase correspondently and the increased amount shall be the Total Price of Supplemental Agreement.
(2)	Scope of Works under the Supplemental Agreement Work
The Scope of works under the Supplemental Agreement Work shall be executed and completed in accordance with the Drawings covered in the Quantity Specification and Drawing List (See Appendix (IV)) of the Tendering and Bidding Document for Mechanical and Electrical Engineering (See Appendix (III)). The Supplemental Agreement Work shall be an integral part of the Project under the Main Contract.
(3)	Construction Period
The Main Contractor shall follow the construction schedule of the Main Contract, and execute and complete the Main Contract (including but not limited to the Supplemental Agreement Work) within the period specified in the Main Contract.
(4)	Insurance
The “Contract Price” mentioned in Article 19 and Article 20 (3) (b) in the Main Contract shall be increased in accordance with the provisions of Article (1) in the Supplemental Agreement, and the sum-insured of all risks in the relevant project shall also be increased. The increased amount shall be the Total Price of the Supplemental Agreement. The Main Contractor shall be responsible for covering the insurance at its own expenses in accordance with the adjusted Sum-insured.
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contract Project
Supplemental Agreement (I)
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Supplementary Agreement (I)
(5)	Performance Bond
In respect of the performance bond under Article 31 in the Main Contract, the “Contract Price” mentioned in “Amount of the Performance Bond” listed in the Appendices of the Main Contract shall be increased correspondently in accordance with Article (1) in the Supplemental Agreement, with an increasing amount equivalent to the Total Price of the Supplemental Agreement; the amount of the Performance Bond shall also be increased correspondently, with an increasing amount equivalent to ten percent (10%) of the Total Price of the Supplemental Agreement, namely, RMB Eight Million Sixty-Six Thousand Only (RMB8,066,000.00). The Main Contractor shall acquire the performance bond in accordance with the adjusted amount of the performance bond and the relevant expenses shall be on the Main Contractor’s own account.
(6)	Compensation on Delay of the Construction Period
In respect of the compensation on delay of the construction period under Article 22 in the Main Contract, the “compensation rate on delay” listed in the Appendices of the Main Contract shall be increased in accordance with the increase of the Total Price of the Agreement stipulated in Article (1) in the Supplemental Agreement, with an increasing amount of RMB One Hundred Thousand Only (RMB 100,000.00) every day, wherein, the delaying time which is less than one day shall be deemed as one full day. The Main Contractor shall be responsible on the compensation on delay of the construction period to the Employer with the increased compensation rate on delay.
(7)	Warranty Fund and Warranty Fund Limit
In respect of the warranty fund and warranty fund limit under Article 30 (3) in the Main Contract, owing to that the Total Price of the Main Contract shall be increased in accordance with the regulations of Article (1) in the Supplemental Agreement, the warranty fund and warranty fund limit mentioned in the Appendices of the Main Contract shall be increased correspondently.
(8)	Interpretation
Unless expressly stipulated in the Supplemental Agreement, the obligations, duties and responsibilities undertaken by the Employer and the Main Contractor in accordance with the Main Contract shall remain unchanged and shall be applicable to the execution of the Supplemental Agreement. Where any variances or contradictions between the Supplemental Agreement and the contents of the Main Contract exist, the true meanings of the Agreement shall be interpreted preferentially in accordance with the express provisions of the Supplemental Contract.
(9)	Arbitration
Any disputes incurred by or related to the Supplemental Agreement shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-Commission, and shall be arbitrated in Shanghai in accordance with the existing and valid arbitration rules of the Commission. The arbitration decision shall be the final judgment and binding on both parties.
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contract Project
Supplemental Agreement (I)
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Supplementary Agreement (I)
(10)	Appendices
The Supplemental Agreement comprises the following appendices, which herewith constitute a part of the Supplemental Agreement:

Appendix (I):	“Form of Tender”

Appendix (II):	“Correspondence delivered during negotiation tendering for Mechanical and Electrical Engineering (Details in Form of Tender)”

Appendix (III):	“Tendering and Bidding Documents for Mechanical and Electrical Engineering”

Appendix (IV):	“Drawings Content”
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contract Project
Supplemental Agreement (I)
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Supplementary Agreement (I)
(The remainder of this page intentionally left blank, only for signatures.)
Both parties sign and affix seals in the presence of witness:

Employer:	Zastron Precision Flex (Wuxi) Co., Ltd.
By Statutory		Seal:
Representative	(Signature)
or Authorized
Representative	Date: 10th July, 2008
(Seal of
By the Witness		Zastron Precision Flex (Wuxi) Co., Ltd.)

Date: , 2008

Main Contractor:	Yixing Building Engineering & Installation Co., Ltd.
By Statutory		Seal:
Representative	(Signature)
or Authorized
Representative	Date: 10th July, 2008
(Seal of
By the Witness		Yixing Building Engineering &
	(Signature)	Installation Co., Ltd.)

Date: 10th July, 2008
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contract Project
Supplemental Agreement (I)
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